UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2022

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-12762	62-1543819
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

MID-AMERICA APARTMENTS, L.P.

(Exact name of registrant as specified in its charter)

Tennessee	333-190028-01	62-1543816
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6815 Poplar Avenue, Suite 500
Germantown, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

(901) 682-6600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share (Mid-America Apartment Communities, Inc.)	MAA	New York Stock Exchange
8.50% Series I Cumulative Redeemable Preferred Stock, $.01 par value per share (Mid-America Apartment Communities, Inc.)	MAA*I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2022, Mid-America Apartment Communities, Inc. (the “Company”) announced that Thomas L. Grimes, Jr. will be retiring from his position as Executive Vice President and Chief Operating Officer of the Company, effective December 31, 2022 (the “Retirement Date”).

In connection with Mr. Grimes’ planned retirement, the Company, Mid-America Apartments, L.P. and Mr. Grimes entered into a Retirement and Transition Services Agreement (the “Retirement Agreement”). Pursuant to the Retirement Agreement, Mr. Grimes will be entitled to receive (i) a lump sum severance payment in the amount of $558,373.00, representing twelve months of Mr. Grimes’ base salary as of the Retirement Date; (ii) a lump sum payment equal to the annual bonus to which Mr. Grimes would be entitled under the Company’s 2022 annual incentive plan but for Mr. Grimes’ retirement; and (iii) certain other immaterial payments dictated by the terms of the Company’s benefit plans or policies.

The Retirement Agreement also provides that, pursuant to the Company’s Second Amended and Restated 2013 Stock Incentive Plan (the “Stock Plan”), (i) as of the Retirement Date, Mr. Grimes’ outstanding, unvested shares of restricted stock of the Company will vest and become exercisable, and (ii) Performance Shares (as defined in the Stock Plan) earned under the Stock Plan will be calculated at the end of the applicable Performance Period (as defined in the Stock Plan), and a pro-rata portion of such Performance Shares (based on the amount of time Mr. Grimes was employed during such Performance Period) will vest and be issued to Mr. Grimes.

Mr. Grimes agreed to waive and release any claims he or his affiliates, successors or assigns may have against the Company and certain related persons and organizations, whether or not arising out of or related to Mr. Grimes’ employment with the Company or the termination thereof.

In connection with the execution of the Retirement Agreement, Mr. Grimes’ relinquishes any and all rights under the existing Change in Control and Termination Agreement. The Retirement Agreement also provides for certain customary mutual covenants regarding confidentiality, non-solicitation and non-disparagement.

The description of the terms of the Retirement Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which the Company will file as an exhibit to a subsequent periodic report filed with the U.S. Securities and Exchange Commission.

The Company has not appointed a new principal operating officer.

ITEM 7.01. Regulation FD Disclosure.

On October 19, 2022, the Company issued a press release announcing the retirement of Mr. Grimes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information in this Current Report under this Item 7.01 (including Exhibit 99.1) is being “furnished” and shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 193, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any previous or future filings by MAA or MAALP under the Exchange Act or the Securities Act of 1933, as amended.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 19, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:	October 19, 2022	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

MID-AMERICA APARTMENTS, L.P.
By: Mid-America Apartment Communities, Inc., its general partner

Date:	October 19, 2022	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)